UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 23, 2005

MIDWEST BANC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation)	000-29598 (Commission File Number)	36-3252484 (I.R.S. Employer Identification No.)

501 WEST NORTH AVENUE MELROSE PARK, ILLINOIS (Address of principal executive offices)	60160 (Zip Code)

Registrant’s telephone number, including area code (708) 865-1053

NOT APPLICABLE
(Former name or former address, if changed since last year)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

     On June 23, 2005, Midwest Banc Holdings, Inc. (the “Company”) decided to sell $294.6 million of U.S. government-sponsored entity notes with a book yield of 3.52%. On June 24, 2005, the Company sold these at a pre-tax loss of $17.2 million. Following the sale, the capital ratios for the Company and its principal subsidiary, Midwest Bank and Trust Company, remained well capitalized under the regulatory framework for prompt corrective action.

     On June 29, 2005, the Company announced several steps to complete its balance sheet repositioning that began in the fourth quarter of 2004 which will lead to total charges of $33.5 million. These steps include the sale of U.S. government-sponsored entity notes described above as well as the prepayment of $121.5 million of Federal Home Loan Bank of Chicago advances, the unwinding of $121.5 million of interest rate swaps, and the entry into a bulk sale contract for a foreclosed townhome development. These actions will result in total charges of $20.2 million after-tax or $1.09 per diluted share. Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s balance sheet repositioning, which is incorporated herein by reference.

Item 8.01 Other Events

     The information in Item 2.06 is hereby incorporated into Item 8.01.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press Release

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC. (Registrant)
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Senior Vice President and Chief Financial Officer

Date: June 29, 2005